UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2016

DIGITAL POWER CORPORATION

(Exact name of registrant as specified in its charter)

California	001-12711	94-1721931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

48430 Lakeview Blvd, Fremont, CA 94538-3158

(Address of principal executive offices) (Zip Code)

(510) 657-2635

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 28, 2016, the shareholders of Digital Power Corporation (the “Company”), as set forth below in Item 5.07, approved our 2016 Stock Incentive Plan (“Plan”) as previously disclosed in the Company’s proxy statement for its annual meeting. The full text of the Plan is incorporated herein by reference and a copy of which is filed as Exhibit 10.1 hereto.

Item 5.07 Submission of Matters to a vote of Security Holders.

The Company held its annual meeting of stockholders (“Annual Meeting”) at 48430 Lakeview Blvd, Fremont, California 94538, on Wednesday, December 28, 2016 at 10:00 a.m., Pacific Time. At the Annual Meeting, three (3) proposals were submitted to, and approved by, the Company’s stockholders. The final voting results are below.

1.	To elect five (5) directors to hold office until the next Annual Meeting of Stockholders or until their successors are elected and qualified.

Election of Directors	For	Withhold	Broker Non Votes
Amos Kohn	3,375,041	173,412	0
Robert Smith	3,438,971	162,212	0
Moti Rosenberg	3,496,747	51,706	0
Kristine Ault	3,376,041	172,412	0
William Horne	3,523,715	24,738	0

2.	To approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement.

For	Against	Abstain
3,495,106	34,683	29,210

3.	To adopt the Digital Power Corporation 2016 Stock Incentive Plan.

For	Against	Abstain
3,323,035	207,827	28,137

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Digital Power Corporation 2016 Stock Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digital Power Corporation a California Corporation

Dated: December 29, 2016	By:	/s/ Amos Kohn
Amos Kohn
President and Chief Executive Officer

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